EXHIBIT 23(c)

Analysis, Research & Planning Corporation’s Consent

The Dow Chemical Company:

Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the use of ARPC’s name and the reference to ARPC’s report dated January 9, 2003, in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2002, and the incorporation by reference thereof in the following Registration Statements of The Dow Chemical Company:

Form S-3:

Nos.	33-37052
33-52980
333-91228
333-101647

Form S-4:

No.	333-88443

Form S-8:

Nos.	2-64560
33-21748
33-37345
33-51453
33-52841
33-58205
33-61795
333-27379
333-27381
333-40271
333-43730
333-49183
333-67414
333-84700
333-88443
333-91027

/s/ B. Thomas Florence
B. Thomas Florence
President
Analysis, Research & Planning Corporation
February 21, 2003

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